UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2010

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Effective November 30, 2010, MediciNova, Inc. (“MediciNova”) terminated the consulting agreement dated as of June 12, 2009, as amended on September 23, 2009 (the “Consulting Agreement”), with Danerius, LLC, an affiliate of Alan W. Dunton, M.D., one of the directors of MediciNova. Dr. Dunton remains a member of the Board of Directors of MediciNova.

Under the terms of the Consulting Agreement, Danerius, LLC had provided consulting services to MediciNova related to its product development programs at a rate of $27,500 per month. The Consulting Agreement was to have expired on October 12, 2011, subject to certain provisions for its earlier termination. Following termination of the Consulting Agreement, Danerius, LLC remains under certain obligations regarding MediciNova’s confidential and proprietary information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MediciNova has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: December 2, 2010	By:	/S/ SHINTARO ASAKO
	Name:	Shintaro Asako
	Title:	Vice President and Chief Financial Officer

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